UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	98-0573252 (I.R.S. Employer Identification No.)

8th Floor – 200 South Virginia Street, Reno, NV (Address of principal executive offices)	89501 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box   ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box   ☒

Securities Act registration statement file number to which this form relates: 333-167277 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, without par value

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities contained in the Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “Commission”) under File No. 333-153308, is incorporated by reference into this registration statement, as updated by the Registrant’s Form 8-K filed with the Commission on March 24, 2011.

Item 2.	Exhibits.

The following Exhibits are filed with this registration statement:

Exhibit Number	Exhibit Description
3.1(1)	Certificate of Incorporation of NetVentory Solutions, Inc.
3.2(1)	Bylaws of NetVentory Solutions, Inc.
3.3(2)	Articles of Merger dated February 9, 2011
3.4(2)	Certificate of Change dated February 9, 2011
3.5(3)	Certificate of Correction dated March 10, 2011

(1) Incorporated by reference to the Registrant’s Form S-1 (File No. 333-153308) filed with the Commission on September 3, 2008.

(2) Incorporated by reference to the Registrant’s Form 8-K filed with the Commission on March 3, 2011.

(3) Incorporated by reference to the Registrant’s Form 8-K filed with the Commission on March 14, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ONCOSEC MEDICAL INCORPORATED

/s/ Punit Dhillon
By: Punit Dhillon
President and Chief Executive Officer
(Principal Executive Officer)
Dated: March 31, 2011